UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 19, 2013
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
The information in this Current Report on Form 8-K furnished under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information in this Current Report on Form 8-K furnished under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
Exhibit 99.1, which is incorporated by reference herein, sets forth certain pro forma financial information of Boston Private Financial Holdings, Inc., giving effect to the previously announced repurchase (the “Repurchase”) of all of the outstanding shares of Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), and the public offering of 2,000,000 depositary shares ($50 million of aggregate public offering price), each representing a 1/40th interest in a share of its 6.95% Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share (the “Series D Preferred Stock”), with a liquidation amount of $1,000 per share (equivalent to $25 per depositary share) (the “Offering”).  The Repurchase and the Offering are expected to close on or about April 24, 2013, subject to customary closing conditions.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Unaudited pro forma financial information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Chief Financial Officer
Date: April 19, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma financial information